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                                                                   Exhibit 10.16

                    AMENDED AND RESTATED INDEMNITY AGREEMENT

              , 2004

Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware  19890
Attention:  Corporate Trust Administration

Ladies and Gentlemen:

     In consideration of Wilmington Trust Company ("WTC") agreeing to enter into that certain Amended and Restated Trust Agreement of Allstate Life Global Funding, a statutory trust formed under the laws of the State of
Delaware (the "Trust"), dated as of            , 2004 (the "Trust
Agreement"), among WTC, as Delaware trustee (the "Delaware Trustee"), and AMACAR Pacific Corp., as Administrator and Trust Beneficial Owner, as may be amended and restated from time to time, the Trust pursuant to this letter agreement (this "Agreement"), hereby agrees to the following fee and indemnity arrangements. This Agreement amends, restates and replaces in its entirety that certain Indemnity Agreement dated June 24, 2002 between the Trust and WTC. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Trust Agreement.

     1. The Trust (the "Indemnitor") hereby agrees, whether or not any of the transactions contemplated by the Trust Agreement shall be consummated, to assume liability for, and hereby indemnifies, protects, saves and keeps harmless WTC, and its officers, directors, successors, assigns, legal representatives, agents and servants (each an "Indemnified Person"), from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by WTC on or measured by any compensation received by WTC for its services as Delaware Trustee), claims, actions, investigations, proceedings, costs, expenses or disbursements (including, without limitation, reasonable legal fees and expenses, subject to the limitations contained in the preceding paragraphs) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against an Indemnified Person (whether or not also indemnified against by any other person but in all cases subject to the following two paragraphs) in any way relating to or arising out of (i) the Trust Agreement or any of the other agreements to which the Trust is or becomes a party or the enforcement of any of the terms of any thereof or the administration of the assets of the Trust or the action or inaction of the Delaware Trustee under the Trust Agreement, except where any such claim for indemnification has arisen as a result of the willful misconduct or gross negligence on the part of the Delaware Trustee, or the Delaware Trustee's failure to use ordinary care to disburse funds, or the performance or nonperformance of its duties under the Trust Agreement or any of the other agreements to which the Trust becomes a party.


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     The obligations of the Indemnitor under this Agreement shall be in addition to any liability which the Indemnitor or any other person may otherwise have and shall survive the termination of the Trust Agreement.

     2. The Delaware Trustee shall receive as compensation for its services under the Trust Agreement fees and expenses as set forth on Exhibit A to this Agreement.

     3. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same Agreement.

     4. Notices should be sent as set forth below, or at such other address as such party shall hereafter furnish in writing:

                 Allstate Life Global Funding
                 c/o AMACAR Pacific Corp.
                 6525 Morrison Boulevard, Suite 318
                 Charlotte, North Carolina
                 Attention:  Douglas K. Johnson
                 Facsimile:  (704) 365-1632

                 Wilmington Trust Company
                 1100 North Market Street
                 Rodney Square North
                 Wilmington, Delaware  19890
                 Attention:  Corporate Trust Administration
                 Facsimile:  (302) 636-4140

     5. No waiver, modification or amendment of this Agreement shall be valid unless executed in writing by the parties hereto.

     6. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.

                            [SIGNATURE PAGE FOLLOWS]

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     If the foregoing correctly sets forth the understanding and agreement between the Trust and WTC, please so indicate by signing in the space provided for below.

                                    Very truly yours,

                                    ALLSTATE LIFE GLOBAL FUNDING

                                    By: Wilmington Trust Company, not in
                                    its individual capacity but solely as
                                    Delaware Trustee

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

WILMINGTON TRUST COMPANY


By:
    ----------------------------------
     Name:
     Title:

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                                    EXHIBIT A

                        COMPENSATION OF DELAWARE TRUSTEE






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